Utah Uranium Corp.

Utah Uranium Corp.
UTUC - OTCBB
www.utah-uranium.com
info@utah-uranium.com

November 30, 2007

Bob Shupe
Moab, Utah

Dear Bob,

This is our proposal for an option to acquire the RAY MARIE + MARCUS Claims, located in Western Colorado.

Utah Uranium Corp. a company incorporated in the state of Nevada, and listed on the OTC Bulletin Board trading under the symbol (UTUC) hereby proposes the following terms for an acquisition of the RAY MARIE + MARCUS property.

A total purchase price of $375,000 cash and the issuance of 400,000 shares of Utah Uranium Corp. (UTUC), payable as follows:

On acceptance:	$10,000
90 days after acceptance:	$10,000
180 days after acceptance:	$45,000 Cash, 50,000 shares of UTUC
Year 1 anniversary:	$80,000 Cash, 100,000 shares of UTUC
Year 2 anniversary:	$100,000 Cash, 100,000 shares of UTUC
Year 3 anniversary:	$130,000 Cash, 150,000 shares of UTUC

After three years of payments and work commitments Utah Uranium Corp. will have earned a 100% interest subject to a 4.0% NSR of which 100% can be purchased for $1,000,000

Bob Shupe

Peter Dickie, President
Utah Uranium Corp.

Utah Uranium Corp.
Head Office: Suite 3000, 999 – 18th St., Denver, CO, 80202 (ph) 303-357-4720
Branch Office: 1128 – 789 W. Pender St., Vancouver, B.C. V6C 1H2 (ph) 604-669-9330